Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

TEL +1 713.229.1234

FAX +1 713.229.1522

www.bakerbotts.com

Quanta Services, Inc.

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Quanta Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 2,104,594 shares of the Company’s common stock, par value $.00001 per share (“Common Stock”), which shares (the “Shares”) may be sold by the selling stockholder named in the Registration Statement from time to time pursuant to Rule 415 under the Act upon the exchange, retraction or redemption of the exchangeable shares of Banister Pipelines Constructors Corp. (“Exchangeco”) as described in the Registration Statement. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Restated Certificate of Incorporation and Bylaws, each as amended to date (the “Charter Documents”); (ii) the Exchange Rights Agreement, dated November 21, 2014, by and among the Company, Quanta Services CC Canada Ltd. (“Quanta CC”), Exchangeco and Banister Pipelines Corp. (“Banister”) (the “Exchange Rights Agreement”); (iii) the Support Agreement, dated November 21, 2014, by and among the Company, Quanta CC, Exchangeco and Banister (the “Support Agreement” and, together with the Exchange Rights Agreement, the “Exchangeable Shares Documents”); (iv) corporate records of the Company, including minute books as furnished to us by the Company; (v) certificates of public officials and of representatives of the Company; and (vi) statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that, at the time of issuance of any Shares, certificates representing such Shares will have been duly executed, countersigned, registered and delivered, or, if

Quanta Services, Inc.	2	March 14, 2017

uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents, and that the Shares will be issued in accordance with the Exchangeable Shares Documents.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on behalf of the Company and, when issued in accordance with the Exchangeable Shares Documents, will be validly issued, fully paid and nonassessable.

The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.